Exhibit 10.1

SECOND AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 29, 2016, is by and among TEAM, INC., a Delaware corporation (the “Borrower”), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Guarantors, the Lenders, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2015, as amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2015 (said Third Amended and Restated Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower has requested that the Lenders amend the Credit Agreement to (i) increase the Revolving Credit Facility to $400,000,000 pursuant to Section 2.16 of the Credit Agreement and (ii) make certain other amendments thereto, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENTS.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Furmanite” means Furmanite Corporation, a Delaware corporation.

“Second Amendment” means that certain Second Amendment and Commitment Increase to Credit Agreement, dated as of February 29, 2016, among the Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means the date that all of the conditions of effectiveness set forth in Section 3 of the Second Amendment are satisfied.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, without duplication, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income (including state franchise and margin taxes based upon income), deducted in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (e) any net loss reducing Consolidated Net Income in connection with any disposition of assets, (f) to the extent deducted in determining Consolidated Net Income, non-cash adjustments for currency exchanges in accordance with GAAP, (g) to the extent deducted in determining Consolidated Net Income, the amount of out-of-pocket fees, costs and expenses incurred in connection with this Agreement, the other Loan Documents and the Qualspec Acquisition in an aggregate amount not to exceed $5,275,000, (h) to the extent deducted in determining Consolidated Net Income, financing fees, financial and other advisory fees, accounting fees, legal fees (and similar advisory and consulting fees), and related costs and expenses incurred by the Borrower or any Subsidiary in connection with Permitted Acquisitions and permitted asset sales (whether or not consummated) in an aggregate amount not to exceed $2,000,000 in any fiscal year, (i) to the extent deducted in determining Consolidated Net Income, the amount of any unusual, extraordinary or non-recurring charges, costs, and expenses including, without limitation, such charges, costs, and expenses for (1) the restructuring, integration or reorganization of the Borrower or any Subsidiary, (2) goodwill, fixed asset or intangible asset impairment in accordance with GAAP, (3) the settlement of litigation or other claims against the Borrower or any Subsidiary and (4) the severance of employees of the Borrower or any Subsidiary, (j) to the extent deducted in determining Consolidated Net Income, ERP system implementation expenses; provided that the aggregate amount for any fees, expenses, charges and costs that are included in clauses (i) and (j) with respect to any period of four consecutive Fiscal Quarters (A) through and including December 31, 2016, shall not exceed $20,000,000 for such period, (B) thereafter and through and including December 31, 2017, shall not exceed $8,500,000 for such period and (C) thereafter, shall not exceed three (3%) of Consolidated EBITDA for such period, in each case as approved by the Administrative Agent in writing, (k) non-cash losses of the Borrower and its Subsidiaries from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives) reducing such Consolidated Net Income, (l) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and, without duplication, (m) non-cash expenses of the Borrower and its Subsidiaries associated with stock-based compensation reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, minus the following to the extent included in calculating such Consolidated Net Income; (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) non-cash gains of the Borrower and its Subsidiaries from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives), and (iv) any net gain increasing such Consolidated Net Income in connection with any disposition of assets. Notwithstanding anything to the contrary set forth above or elsewhere in this Agreement, for purposes of determining Consolidated EBITDA, EBITDA of Furmanite for the four Fiscal Quarter period ending (a) December 31, 2015 shall be $32,000,000, (b) March 31, 2016, shall be $29,000,000, (c) June 30, 2016, shall be $21,000,000, (d) September 30, 2016, shall be $13,000,000, and (e) December 31, 2016, shall be $5,000,000.

For purposes of calculating the Interest Coverage Ratio, the Total Leverage Ratio and the Senior Secured Leverage Ratio as at any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Administrative Agent) assuming that all acquisitions made, and all Dispositions completed, during the four consecutive Fiscal Quarters then most recently ended had been made on the first day of such period (but without any adjustment for projected cost savings or other synergies unless otherwise approved by the Administrative Agent).

(c) The defined term “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

(d) The definition of “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any amendment hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders as of the Second Amendment Effective Date shall be $400,000,000. For avoidance of doubt, the potential increase in the Revolving Facility up to $100,000,000 under Section 2.16 remains available to the Borrower, subject to the terms and conditions therein.

(e) The definition of “Swingline Sublimit” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Swingline Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

(f) Section 2.15(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(g) Section 5.13 of the Credit Agreement is hereby amended to read as follows:

Section 5.13 Subsidiaries. As of the Second Amendment Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted pursuant to Section 7.01(a). As of the Second Amendment Effective Date, the Material Subsidiaries are designated such in Part (a) of Schedule 5.13. As of the Second Amendment Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

(h) Section 5.26 of the Credit Agreement is hereby amended to read as follows:

Section 5.26 Mortgaged Property. Schedule 5.26 sets forth, as of the Second Amendment Effective Date, a list of all Mortgaged Properties, including (a) the name of the Loan Party owning such Mortgaged Property, (b) the number of buildings located on such Mortgaged Property, (c) the property address, and (d) the city, county, state and zip code in which such Mortgaged Property is located.

(i) Article V of the Credit Agreement is hereby amended by adding a new Section 5.30 thereto to read as follows:

Section 5.30 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

(j) Section 7.01(b) of the Credit Agreement is hereby amended to read as follows:

(b) Liens existing as of the Second Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(k) Section 7.01(s) of the Credit Agreement is hereby amended to read as follows:

(s) Liens for which authorizations to release such Liens have been provided to the Administrative Agent on or prior to the Second Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(l) Section 7.02(a) of the Credit Agreement is hereby amended to read as follows:

(a) Investments, other than those permitted by subsections (b) through (k), existing on the Second Amendment Effective Date and listed on Schedule 7.02;

(m) Section 7.03(b) of the Credit Agreement is hereby amended to read as follows:

(b) Indebtedness outstanding as of the Second Amendment Effective Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(n) Section 7.06(d) of the Credit Agreement is hereby amended to read as follows:

(d) the Borrower may make other Equity Interest Repurchases and declare or pay cash Dividends to its stockholders, provided, (i) before and after giving effect to such proposed action, no Default exists or would result therefrom, and (ii) after giving pro forma effect to any such proposed action, (A) the Borrower shall be in compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter of the Borrower, (B) Liquidity will be at least $15,000,000 and (C) the Total Leverage Ratio as of the most recently ended Fiscal Quarter of the Borrower is less than 2.50 to 1.00; provided, however, notwithstanding clause (C) immediately preceding, if the Total Leverage Ratio as of the most recently ended Fiscal Quarter of the Borrower is equal to or greater than 2.50 to 1.00 but is at least 0.25 less than the then maximum Total Leverage Ratio permitted in Section 7.13(b), Equity Interest Purchases and declaration and payment of cash Dividends may be made, provided that such Equity Interest Purchases and payment of cash Dividends that may be made during all such times that such conditions are in effect shall not exceed $50,000,000 in aggregate amount.

(o) Article XI of the Credit Agreement is hereby amended by adding the following new Section 11.23 thereto to read as follows:

Section 11.23 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(p) Schedule 1.01(b) of the Credit Agreement is hereby amended to be in the form of Schedule 1.01(b) to this Second Amendment, the Revolving Commitment and Applicable Revolving Percentage of each Lender are hereby amended as set forth therein.

(q) Schedules 5.09, 5.13, 7.01, 7.02, and 7.03 are hereby amended to be in the form of Schedules 5.09, 5.13, 7.01, 7.02, and 7.03 to this Second Amendment

(r) Exhibit B to the Credit Agreement is hereby amended to be in the form of Exhibit B to this Second Amendment.

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this Second Amendment:

(a) the representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V and each other Loan Document, or which are contained in any document that has been furnished under or in connection herewith or therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, and except that for purposes hereof, except (x) to the extent Administrative Agent has been previously notified of any changes in the facts on which such representations and warranties were based in a certificate delivered to Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement, (y) the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (z) any representation and warranty that by its terms is made only as of an earlier date, is true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date;

(b) no Default exists;

(c) (i) the Borrower has full power and authority to execute and deliver this Second Amendment and each Revolving Note in the amount of each Lender’s Revolving Commitment after giving effect to this Second Amendment (the “New Revolving Notes”), (ii) this Second Amendment and the New Revolving Notes have been duly executed and delivered by the Borrower and (iii) this Second Amendment, the New Revolving Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Second Amendment, the New Revolving Notes, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will (i) conflict with any Organization Documents of the Borrower, (ii) violate any Applicable Law applicable to the Borrower in any material respect (other than failures to obtain governmental authorizations, make filings or provide notices, etc. which do not violate Section 5.03 of the Credit Agreement), or (iii) conflict with any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, except in each case referred to in this clause (iii) for such violations, breaches and defaults that, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by (i) the Borrower as a condition to the execution, delivery or performance by the Borrower of this Second Amendment or the New Revolving Notes or (ii) by any Guarantor as a condition to the acknowledgement by any Guarantor of this Second Amendment.

3. CONDITIONS OF EFFECTIVENESS. All provisions of this Second Amendment shall be effective upon satisfaction of, or completion of, the following:

(a) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Lenders;

(b) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) the representations and warranties set forth in Section 2 of this Second Amendment shall be true and correct;

(d) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying to the matters set forth in Section 2.16(e) of the Credit Agreement, together with a certified resolution of the Borrower (i) approving the increase in the Revolving Facility provided for in this Second Amendment and (ii) authorizing the execution, delivery and performance of this Second Amendment and the New Revolving Notes;

(e) the Administrative Agent shall have received a favorable opinion of counsel to the Borrower covering the matters set forth in Sections 2(c), (d)(i), (d)(ii) and (e) of this Second Amendment;

(f) the Administrative Agent shall have received fully-executed New Revolving Notes;

(g) the Administrative Agent shall have received an executed Swingline Note in the amount of the Swingline Sublimit as increased by this Second Amendment;

(h) the Administrative Agent shall have received for its benefit and for the benefit of each Lender and the Arranger the fees in immediately available funds as agreed upon by the Borrower, Bank of America, Merrill Lynch Pierce Fenner & Smith Incorporated and the Lenders;

(i) all fees and out-of-pocket expenses of counsel for the Administrative Agent shall have been paid;

(j) the Borrower shall have acquired 100% of the Equity Interests of Furmanite and such Acquisition shall meet the requirements of clauses (i) through (iii) of Section 7.02(n) of the Credit Agreement; and

(k) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. PURCHASE/SALE BY LENDERS. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 3 of this Second Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Loans outstanding such that, after giving effect to this Second Amendment, the amount of each Lender’s Revolving Commitment utilized and the amount of Revolving Loans owed to each Lender will be equal to its Applicable Revolving Percentage thereof after giving effect to this Second Amendment. The Borrower shall pay each Lender compensation for any losses pursuant to Section 3.05 of the Credit Agreement as a result of any purchases or sales.

5. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Second Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment or any of the provisions contemplated herein and cover the Revolving Commitments and Revolving Loans as increased by this Second Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.

6. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon and during the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Second Amendment.

(b) Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

7. COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder.

8. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

9. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Second Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.

10. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date above written.

TEAM, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

TEAM INDUSTRIAL SERVICES, INC. TEAM INDUSTRIAL SERVICES INTERNATIONAL, INC. TQ ACQUISITION, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President, Chief Financial Officer and Treasurer

QUEST INTEGRITY GROUP, LLC QUEST INTEGRITY USA, LLC

By:	/s/ Andre C. Bouchard
Andre C. Bouchard
Vice President and Secretary

ROCKET ACQUISITION, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Vice President and Chief Financial Officer

Signature Page to Second Amendment

QUALSPEC LLC QUALSPEC INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Senior Vice President and Treasurer

Signature Page to Second Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Erik M Truette
Name:	Erik M Truette
Title:	Vice President

Signature Page to Second Amendment

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	SVP

Signature Page to Second Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ John Kushnerick
	Name:	John Kushnerick
	Title:	Executive Director

Signature Page to Second Amendment

COMPASS BANK

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

Signature Page to Second Amendment

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Matt McCain
Name:	Matt McCain
Title:	Senior Vice President

Signature Page to Second Amendment

SUNTRUST BANK

By:	/s/ Justin Lian
Name:	Justin Lian
Title:	Director

Signature Page to Second Amendment

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Suzannah Valdivia
Name:	Suzannah Valdivia
Title:	Senior Vice President

Signature Page to Second Amendment

BOKF, NA dba Bank of Texas

By:	/s/ Jeff Dunn
Name:	Jeff Dunn
Title:	EVP

Signature Page to Second Amendment